Exhibit 10.2

Mark Songer

114 C Avenue #331

Coronado, California 92118

February 1, 2013

ML Capital Group, Inc.

16810 East Avenue of the Fountains

Suite 120

Fountain Hills, Arizona 85268

RE:

Resignation from ML Capital Group, Inc.

To Whom It May Concern:

Effective as of the date hereof, I hereby resign my position as a member of the Board of Directors and as the Chief Executive Officer of ML Capital Group, Inc., a Nevada corporation (the “Company”), pursuant to the terms and conditions below, the receipt and sufficiency as adequate consideration is hereby acknowledged.

All terms not otherwise defined herein shall have the meanings set forth in the Executive Employment Agreement dated as of October 11, 2012 (the “Employment Agreement”).

Pursuant to Section 8(b) of the Employment Agreement, I acknowledge that I am voluntarily resigning from the Company and that the Employment Agreement is hereby terminated as of the date hereof and of no further force and effect.  Further, in consideration of the mutual releases set forth herein, I agree to return any and all equity granted to me by the Company, including, but not limited to, all certificates representing shares of common stock, to the Company no later than seven business days from the date hereof.

As of the date of this letter, I acknowledge that I own no equity interest in the Company, including any rights to any equity.  I further acknowledge and agree that I am not owed any salary beyond the date of this letter (including, but not limited to, any accrued vacation pay), commissions, reimbursements, or debts by the Company, its officers, board members, managers, members, predecessor entities or affiliates.

In furtherance of the above, I hereby fully, finally, and forever release, discharge, and acquit the Company and each of their affiliates, predecessor and successor entities, and any and all of their past and  present investors, members, officers, partners, directors, employees, managers, agents and representatives, from and against any and all claims, actions, causes of action, debts, damages, demands, offsets, payments, costs, attorneys’ fees, obligations of every kind and nature, rights, liabilities, charges, expenses, contracts, promises, or agreements, direct or indirect, regardless of the legal theory upon which they are based, whether known or unknown, now existing or arising at any time in the future, liquidated or unliquidated, and any and all other agreements, events, acts or conduct occurring at any time prior to and through the date hereof, including but not limited to any and all such claims or demands relating solely to my employment and any compensation, bonuses, fringe benefits, expense reimbursements, severance pay or any other form of compensation, or otherwise arising under the laws relating to contracts, promissory estoppel, fiduciary duties, employment, discrimination, harassment, defamation, emotional distress, fraud, and breach of the implied covenant of good faith and fair dealing, and any and all other claims or demands arising under any federal, state, and local common or statutory law arising out of my employment with Company.

In furtherance of the above, the Company hereby fully, finally, and forever releases, discharges, and acquits Mark Songer, his heirs, successors and assigns from and against any and all claims, actions, causes of action, debts, damages, demands, offsets, payments, costs, attorneys’ fees, obligations of every kind and nature, rights, liabilities, charges, expenses, contracts, promises, or agreements, direct or indirect, regardless of the legal theory upon which they are based, whether known or unknown, now existing or arising at any time in the future, liquidated or unliquidated, and any and all other agreements, events, acts or conduct occurring at any time prior to and through the date hereof, including but not limited to any and all such claims or demands relating to equity interests, compensation, bonuses, fringe benefits, expense reimbursements, lines of credit, severance pay or any other form of compensation, or otherwise arising under the laws relating to contracts, promissory estoppel, fiduciary duties, employment, discrimination, harassment, defamation, emotional distress, fraud, and breach of the implied covenant of good faith and fair dealing, and any and all other claims or demands arising under any federal, state, and local common or statutory law.

Sincerely,

/s/ Mark Songer

Mark Songer

Agreed to and Acknowledged by:

ML Capital Group, Inc.

/s/ Lisa Nelson

By:  Lisa Nelson

Its:   President